Kennedy Wilson Reports 3Q 2012 Earnings

Exhibit 99.1

Contact:    Christina Cha
Director of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS THIRD QUARTER 2012 EARNINGS
Adjusted EBITDA increases by 94% from same period last year

BEVERLY HILLS, Calif. (November 5, 2012) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson”, "we," "us," "our," or the “Company”), an international real estate investment and services company, today reported a third quarter 2012 net loss attributable to common shareholders of $6.2 million (or $0.11 per basic and diluted share) compared to a net loss attributable to common shareholders of $6.9 million (or $0.16 per basic and diluted share) for the same period in 2011. Net loss attributable to common shareholders, adjusted for stock-based compensation expense, was $3.3 million (or $0.06 per basic share) compared to a net loss of $5.6 million for the same period in 2011 (or $0.13 per basic share).

The Company's earnings before interest, taxes, depreciation and stock-based compensation expense (“Adjusted EBITDA”) for the third quarter of 2012 was $17.5 million, a 94% increase from $9.0 million for the same period in 2011.

“The company had a very active and successful third quarter with more than $650 million of acquisitions in the U.S. and Ireland," said William McMorrow, chairman and CEO of Kennedy Wilson. "Our key operating metrics improve each quarter, and we continue to see significant investment opportunities in our core markets."

Kennedy Wilson Recent Highlights

Operating metrics

•	During the three months ended September 30, 2012, the Company achieved an adjusted EBITDA of $17.5 million, a 94% increase from $9.0 million for the same period in 2011.

•	During the nine months ended September 30, 2012, the Company achieved an adjusted EBITDA of $55.5 million, a 33% increase from $41.6 million for the same period in 2011.
Investments business
Investment Account

•
As of September 30, 2012, our investment account (Kennedy Wilson's equity in real estate, joint ventures, loan investments, and marketable securities) increased by 13% to $658.1 million from $582.8 million at December 31, 2011. This change was comprised of approximately $239.3 million (including $79.4 million during the third quarter) of cash contributed to and income earned on investments and approximately $164.0 million (including $47.4 million during the third quarter) of cash distributed from investments.

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Kennedy Wilson Reports 3Q 2012 Earnings

•
As of September 30, 2012, the Company and its equity partners owned 14.6 million rentable square feet of real estate including 13,950 apartment units and 24 commercial properties. Additionally, as of September 30, 2012, the Company and its equity partners owned $2.0 billion in loans secured by real estate.

Operating metrics

•
During the three months ended September 30, 2012, our investments business achieved an EBITDA of $12.6 million (inclusive of $0.4 million of acquisition related costs), a 108% increase from $6.0 million for the same period in 2011. There were no material acquisition related costs in the corresponding period in 2011.

•
During the nine months ended September 30, 2012, our investments business achieved an EBITDA of $47.2 million (inclusive of $1.2 million of acquisition related costs), a 29% increase from $36.6 million (inclusive of $0.3 million of acquisition related costs) for the same period in 2011.

Acquisition/disposition program

•	From January 1, 2010 through September 30, 2012, the Company and its equity partners, acquired approximately $6.7 billion of real estate related investments.

•
During the nine months ended September 30, 2012, the Company and its equity partners, acquired approximately $1.5 billion of real estate related investments, including $659.4 million during the third quarter. We invested $175.6 million (including $68.6 million during the third quarter) of our equity in the vehicles that acquired these investments.

•	The composition of the $1.5 billion of real estate related investments acquired by the Company and its equity partners during the nine months ended September 30, 2012 is as follows:

◦
During the nine months ended September 30, 2012, we, along with our equity partners, acquired approximately $969.1 million of real estate investments, including $180.8 million during the third quarter. The underlying assets are located primarily in the Western U.S. (68% in terms of our equity invested) and Ireland (32% in terms of our equity invested) and include seven multifamily properties with 1,961 units and 11 commercial properties totaling 2.0 million square feet. We invested $80.4 million of our equity in vehicles that acquired these real estate assets, including $27.6 million during the third quarter.

◦
During the nine months ended September 30, 2012, we, along with our equity partners, acquired approximately $563.6 million of loans (including $478.6 million during the third quarter) at an average discount of 20% to their principal balance (weighted based on our equity invested). In addition, we and our equity partners originated a loan of $8.6 million at a 10.8% interest rate. These loans are secured by 108 underlying properties located in the Western U.S. and Ireland. We invested approximately $95.2 million of our equity in loans, including $41.0 million during the third quarter.

•
During the nine months ended September 30, 2012, the Company and its equity partners sold four multifamily properties located in the Western U.S. for a total of $243.0 million, which resulted in a total gain of $32.6 million, of which our share was $7.9 million ($17.5 million of our equity invested). We also sold our interest in a 324-unit apartment building in San Jose, California generating a gain of $2.2 million to the Company ($3.2 million of our equity invested).

Property level debt financing

•
During the nine months ended September 30, 2012, the Company and its equity partners completed approximately $475.8 million of property financings and re-financings at an average interest rate of 3.3% and a weighted average maturity of 6.6 years. During the nine months ended September 30, 2011, the Company and its equity partners completed approximately $829.7 million of property financings and re-

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Kennedy Wilson Reports 3Q 2012 Earnings

financings at an average interest rate of 3.6% and a weighted average maturity of 4.1 years.
United Kingdom and Ireland

•
In December 2011, we and our equity partners acquired a loan pool secured by real estate located in the United Kingdom with an unpaid principal balance of $2.1 billion. As of September 30, 2012, the unpaid principal balance was $1.3 billion due to loan resolutions of approximately $756.9 million, representing 36% of the pool. The total debt incurred at the venture level at the time of purchase of these loans was $323.4 million with a maturity date of October 2014. As a result of the loan resolutions, the venture level debt has been paid down by $176.6 million to $146.8 million as of September 30, 2012.

•
On March 13, 2012, we announced a €250 million (approximately $325 million) capital commitment from Fairfax Financial Holdings ("Fairfax") to acquire real estate and loans secured by real estate in the United Kingdom and Ireland. Investments under this program require Fairfax's agreement to participate on an investment-by-investment basis. As of September 30, 2012, we have purchased two investments within this platform, the historic 210-unit Alliance Building in Dublin, Ireland, located adjacent to Google's European headquarters, for $50.0 million and Brooklawn House, a Dublin office property, for $18.5 million. We invested $25.7 million of our equity in the investment vehicles that acquired these assets.

•
On May 2, 2012, we entered into a term sheet with a major European financial institution to create a framework to target the acquisition of €2 billion (approximately $2.5 billion) of performing, sub-performing and non-performing loans secured by commercial and residential real estate in Europe, with a focus on the United Kingdom and Ireland. In August 2012, we made our first investment within this platform. We, along with our equity partner acquired a loan pool secured by real estate located in Ireland with an unpaid principal balance of $449.0 million. We invested $7.4 million of our equity in the vehicle that acquired these assets.

Japan

•	Maintained 97% occupancy in 50 apartment buildings with over 2,400 units.

•	Since Fairfax became our partner in the Japanese apartment portfolio in September 2010, we have distributed a total of $51.5 million, of which our share was $24.0 million.
Services business

•	Management and leasing fees and commissions increased by 12% to $12.5 million for the three months ended September 30, 2012 from $11.1 million for the same period in 2011.

•	During the three months ended September 30, 2012, our services business achieved an EBITDA of $4.8 million, a 50% increase from $3.2 million for the same period in 2011.

•	Management and leasing fees and commissions increased by 35% to $35.5 million for the nine months ended September 30, 2012 from $26.2 million for the same period in 2011.

•	During the nine months ended September 30, 2012, our services business achieved an EBITDA of $11.2 million, a 72% increase from $6.5 million for the same period in 2011.
Corporate financing

•
In July 2012, the Company issued 8.6 million shares of common stock primarily to institutional investors, resulting in gross proceeds of $112.1 million of which $40.0 million was used to pay off the outstanding balance on our line of credit.

Subsequent events

•	Subsequent to September 30, 2012, we have acquired or have entered into contracts to acquire

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Kennedy Wilson Reports 3Q 2012 Earnings

approximately $391.8 million of real estate related investments which include 1.8 million rentable square feet of real estate comprised of 926 apartment units and 6 commercial properties. We expect the acquisitions to be a combination of wholly owned and joint venture investments.

•
Subsequent to September 30, 2012, we have resolved an additional $190.5 million of the loan pool secured by real estate located in the United Kingdom which lowered the unpaid principal balance to $1.1 billion. Our venture level debt balance will be reduced by an additional $35.5 million to $111.3 million.

Conference Call and Webcast Details
The company will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Tuesday, November 6.
The direct dial-in number for the conference call is (888) 895-5479 for U.S. callers and (847) 619-6250 for international callers. The confirmation number for the live call is 33644846.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by dialing (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 33644846#.
The webcast will be available at: http://edge.media-server.com/m/p/ust52w84/lan/en. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 24 offices in the U.S., U.K., Ireland, Spain and Japan. The company offers a comprehensive array of real estate services including auction, conventional sales, property services, research and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S., U.K., Ireland and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly

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Kennedy Wilson Reports 3Q 2012 Earnings

any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Pro Forma Statements of Operations, Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Additionally, there are certain revenue and expense line items in our pro forma consolidated statements of operations or income that would otherwise be classified as discontinued operations on a GAAP statement. Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental tables. Management believes that these non-GAAP financial measures are useful to both management and the Company's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

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Kennedy Wilson Reports 3Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30, 2012	December 31, 2011

Assets
Cash and cash equivalents	$126,804,000	$115,926,000
Accounts receivable	3,378,000	3,114,000
Accounts receivable — related parties	19,504,000	15,612,000
Notes receivable	43,391,000	7,938,000
Notes receivable — related parties	40,101,000	33,269,000
Real estate, net	111,517,000	115,880,000
Investments in joint ventures	380,563,000	343,367,000
Investment in loan pool participations	102,854,000	89,951,000
Marketable securities	10,265,000	23,005,000
Other assets	19,955,000	20,749,000
Goodwill	23,965,000	23,965,000
Total assets	$882,297,000	$792,776,000

Liabilities
Accounts payable	$1,306,000	$1,798,000
Accrued expenses and other liabilities	29,129,000	24,262,000
Accrued salaries and benefits	5,600,000	14,578,000
Deferred tax liability	19,610,000	18,437,000
Senior notes payable	249,425,000	249,385,000
Mortgage loans payable	30,748,000	30,748,000
Junior subordinated debentures	40,000,000	40,000,000
Total liabilities	375,818,000	379,208,000
Equity
Common stock	6,000	5,000
Additional paid-in capital	514,586,000	407,335,000
(Accumulated deficit) retained earnings	(11,583,000)	9,708,000
Accumulated other comprehensive income	11,786,000	5,035,000
Shares held in treasury at cost	(9,856,000)	(11,848,000)
Total Kennedy-Wilson Holdings, Inc. shareholders' equity	504,939,000	410,235,000
Noncontrolling interests	1,540,000	3,333,000
Total equity	506,479,000	413,568,000
Total liabilities and equity	$882,297,000	$792,776,000

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Kennedy Wilson Reports 3Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue
Management and leasing fees	$10,335,000	$7,851,000	$29,308,000	$17,808,000
Commissions	2,145,000	3,259,000	6,165,000	8,429,000
Sale of real estate	1,275,000	—	1,275,000	417,000
Rental and other income	1,485,000	1,666,000	4,432,000	3,359,000
Total revenue	15,240,000	12,776,000	41,180,000	30,013,000
Operating expenses
Commission and marketing expenses	1,371,000	1,641,000	3,676,000	3,015,000
Compensation and related expenses	11,364,000	8,473,000	30,658,000	24,562,000
Cost of real estate sold	1,275,000	—	1,275,000	397,000
General and administrative	5,014,000	3,329,000	13,571,000	9,183,000
Depreciation and amortization	989,000	931,000	2,903,000	1,828,000
Rental operating expenses	847,000	1,195,000	2,638,000	2,248,000
Total operating expenses	20,860,000	15,569,000	54,721,000	41,233,000
Equity in joint venture income (loss)	1,848,000	(646,000)	12,472,000	7,229,000
Interest income from loan pool participations and notes receivable	3,712,000	1,048,000	7,126,000	5,835,000
Operating (loss) income	(60,000)	(2,391,000)	6,057,000	1,844,000
Non-operating income (expense)
Interest income	179,000	635,000	2,503,000	1,234,000
Remeasurement gain	—	—	—	6,348,000
Gain on sale of marketable securities	—	—	2,931,000	—
Realized foreign currency exchange loss	(6,000)	—	(80,000)	—
Interest expense	(6,755,000)	(6,117,000)	(19,979,000)	(13,874,000)
Loss from continuing operations before benefit from income taxes	(6,642,000)	(7,873,000)	(8,568,000)	(4,448,000)
Benefit from income taxes	2,500,000	2,997,000	5,121,000	2,162,000
Loss from continuing operations	(4,142,000)	(4,876,000)	(3,447,000)	(2,286,000)
Discontinued Operations
Income from discontinued operations, net of income taxes	—	—	2,000	—
Loss from sale of real estate, net of income taxes	—	—	(212,000)	—
Net loss	(4,142,000)	(4,876,000)	(3,657,000)	(2,286,000)
Net (loss) income attributable to the noncontrolling interests	(64,000)	42,000	(2,990,000)	(1,295,000)
Net loss attributable to Kennedy-Wilson Holdings, Inc.	(4,206,000)	(4,834,000)	(6,647,000)	(3,581,000)
Preferred dividends and accretion of preferred stock issuance costs	(2,036,000)	(2,036,000)	(6,108,000)	(6,708,000)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(6,242,000)	$(6,870,000)	$(12,755,000)	$(10,289,000)
Basic and diluted loss per share attributable to Kennedy-Wilson Holdings, Inc. common shareholders
Continuing operations	$(0.11)	$(0.16)	$(0.23)	$(0.25)
Discontinued operations, net of income taxes	—	—	—	—
Earning per share - basic and diluted (a)	$(0.11)	$(0.16)	$(0.24)	$(0.25)
Weighted average number of common shares outstanding	58,043,357	44,016,880	53,551,708	40,712,496
Dividends declared per common share	$0.05	$0.04	$0.15	$0.08

—————
(a)  EPS amounts may not add due to rounding.

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Kennedy Wilson Reports 3Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations (Non-GAAP)

	Three Months Ended September 30,
	2012			2011
	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees	$10,335,000	$—	$10,335,000	$7,851,000	$—	$7,851,000
Commissions	2,145,000	—	2,145,000	3,259,000	—	3,259,000
Sale of real estate	1,275,000	—	1,275,000	—	3,029,000	3,029,000
Rental and other income	1,485,000	20,572,000	22,057,000	1,666,000	12,655,000	14,321,000
Interest income	—	4,549,000	4,549,000	—	2,459,000	2,459,000
Total revenue	15,240,000	25,121,000	40,361,000	12,776,000	18,143,000	30,919,000
Operating expenses
Commission and marketing expenses	1,371,000	—	1,371,000	1,641,000	—	1,641,000
Compensation and related expenses	11,364,000	198,000	11,562,000	8,473,000	—	8,473,000
Cost of real estate sold	1,275,000	—	1,275,000	—	2,522,000	2,522,000
General and administrative	5,014,000	229,000	5,243,000	3,329,000	—	3,329,000
Depreciation and amortization	989,000	5,085,000	6,074,000	931,000	3,849,000	4,780,000
Rental operating expenses	847,000	7,055,000	7,902,000	1,195,000	6,063,000	7,258,000
Total operating expenses	20,860,000	12,567,000	33,427,000	15,569,000	12,434,000	28,003,000
Equity in joint venture income (loss)	1,848,000	(1,848,000)	—	(646,000)	646,000	—
Interest income from loan pool participations and notes receivable	3,712,000	(3,712,000)	—	1,048,000	(1,048,000)	—
Operating (loss) income	(60,000)	6,994,000	6,934,000	(2,391,000)	5,307,000	2,916,000
Non-operating income (expense)
Interest income	179,000	(179,000)	—	635,000	(635,000)	—
Gain on sale of interest in joint venture investments	—	2,352,000	2,352,000	—	—	—
Realized foreign currency exchange loss	(6,000)	—	(6,000)	—	—	—
Interest expense	(6,755,000)	(8,364,000)	(15,119,000)	(6,117,000)	(4,672,000)	(10,789,000)
Other non-operating expenses	—	(803,000)	(803,000)	—	—	—
Loss from continuing operations before benefit from income taxes	(6,642,000)	—	(6,642,000)	(7,873,000)	—	(7,873,000)
Benefit from income taxes	2,500,000	—	2,500,000	2,997,000	—	2,997,000
Loss from continuing operations	$(4,142,000)	$—	$(4,142,000)	$(4,876,000)	$—	$(4,876,000)

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Kennedy Wilson Reports 3Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations (Non-GAAP)

	Nine Months Ended September 30,
	2012			2011
	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees	$29,308,000	$—	$29,308,000	$17,808,000	$—	$17,808,000
Commissions	6,165,000	—	6,165,000	8,429,000	—	8,429,000
Sale of real estate	1,275,000	58,800,000	60,075,000	417,000	34,164,000	34,581,000
Rental and other income	4,432,000	54,496,000	58,928,000	3,359,000	46,077,000	49,436,000
Interest income	—	12,687,000	12,687,000	—	8,838,000	8,838,000
Total revenue	41,180,000	125,983,000	167,163,000	30,013,000	89,079,000	119,092,000
Operating expenses
Commission and marketing expenses	3,676,000	—	3,676,000	3,015,000	—	3,015,000
Compensation and related expenses	30,658,000	698,000	31,356,000	24,562,000	—	24,562,000
Cost of real estate sold	1,275,000	50,100,000	51,375,000	397,000	29,674,000	30,071,000
General and administrative	13,571,000	529,000	14,100,000	9,183,000	—	9,183,000
Depreciation and amortization	2,903,000	12,985,000	15,888,000	1,828,000	11,558,000	13,386,000
Rental operating expenses	2,638,000	18,855,000	21,493,000	2,248,000	18,568,000	20,816,000
Total operating expenses	54,721,000	83,167,000	137,888,000	41,233,000	59,800,000	101,033,000
Equity in joint venture income	12,472,000	(12,472,000)	—	7,229,000	(7,229,000)	—
Interest income from loan pool participations and notes receivable	7,126,000	(7,126,000)	—	5,835,000	(5,835,000)	—
Operating income	6,057,000	23,218,000	29,275,000	1,844,000	16,215,000	18,059,000
Non-operating income (expense)
Interest income	2,503,000	(2,503,000)	—	1,234,000	(1,234,000)	—
Carried interest on realized investment	—	2,400,000	2,400,000	—	—	—
Gain on sale of interest in joint venture investments	—	2,352,000	2,352,000	—	—	—
Remeasurement gain	—	—	—	6,348,000	—	6,348,000
Gain on sale of marketable securities	2,931,000	—	2,931,000	—	—	—
Realized foreign currency exchange loss	(80,000)	—	(80,000)	—	—	—
Interest expense	(19,979,000)	(23,364,000)	(43,343,000)	(13,874,000)	(14,981,000)	(28,855,000)
Other non-operating expenses	—	(2,103,000)	(2,103,000)	—	—	—
Loss from continuing operations before benefit from income taxes	(8,568,000)	—	(8,568,000)	(4,448,000)	—	(4,448,000)
Benefit from income taxes	5,121,000	—	5,121,000	2,162,000	—	2,162,000
Loss from continuing operations	$(3,447,000)	$—	$(3,447,000)	$(2,286,000)	$—	$(2,286,000)

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Kennedy Wilson Reports 3Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(6,242,000)	$(6,870,000)	$(12,755,000)	$(10,289,000)
Non-GAAP adjustments:
Add back:
Stock based compensation	2,922,000	1,296,000	5,000,000	3,761,000
Adjusted Net Loss Attributable to Kennedy Wilson Holdings, Inc. Common Shareholders	$(3,320,000)	$(5,574,000)	$(7,755,000)	$(6,528,000)
Basic weighted average number of common shares outstanding	58,043,357	44,016,880	53,551,708	40,712,496
Basic Adjusted Net Loss Attributable to Kennedy Wilson Holdings, Inc. Common Shareholders Per Share	$(0.06)	$(0.13)	$(0.14)	$(0.16)

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA and Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net loss	$(4,142,000)	$(4,876,000)	$(3,657,000)	$(2,286,000)
Non-GAAP adjustments:
Add back:
Interest expense	6,755,000	6,117,000	19,979,000	13,874,000
Kennedy Wilson's share of interest expense included in investment in joint ventures and loan pool participations	8,364,000	4,672,000	23,364,000	14,981,000
Depreciation and amortization	989,000	931,000	2,903,000	1,828,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	5,085,000	3,849,000	12,985,000	11,558,000
Benefit from income taxes	(2,500,000)	(2,997,000)	(5,121,000)	(2,162,000)
EBITDA	14,551,000	7,696,000	50,453,000	37,793,000
Stock-based compensation	2,922,000	1,296,000	5,000,000	3,761,000
Adjusted EBITDA	$17,473,000	$8,992,000	$55,453,000	$41,554,000

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